Exhibit 99.1

FOR IMMEDIATE RELEASE

PROUROCARE MEDICAL ANNOUNCES PLANS FOR PUBLIC EQUITY OFFERING

MINNEAPOLIS – AUGUST 11, 2008 – PROUROCARE MEDICAL INC. (OTCBB:PUMD), announced today that it plans to file a registration statement with the Securities and Exchange Commission for a public offering of its equity securities.  The registration statement is currently expected to be filed during the third quarter of 2008, and the offering is expected to commence in the fourth quarter of 2008, subject to the completion of review of the offering by federal and certain state regulatory authorities.

The purpose of the offering is to provide funding to retire certain short-term liabilities, complete the preparation of ProUroCare’s ProUroScanTM prostate imaging system for clinical trials, submit a premarket notification application for the ProUroScan system to the Food and Drug Administration (FDA) and obtain FDA 510(k) clearance.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sales of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.  This announcement is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

About ProUroCare

ProUroCare Medical Inc., based in Minneapolis, is developing innovative mechanical imaging technology applications to improve detection and active surveillance of prostate disease.

Safe Harbor Statement

This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of ProUroCare’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause ProUroCare’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of ProUroCare to find adequate financing to complete the development of its products, the high level of secured and unsecured debt incurred by ProUroCare; the dependence by ProUroCare on third parties for the development and manufacture of its products; the regulatory review of ProUroCare’s products and proposed financing plans and other risks and uncertainties detailed from time to time in ProUroCare’s filings with the Securities and Exchange Commission including its most recently filed Form 10-KSB and Form 10-Q. ProUroCare undertakes no duty to update any of these forward-looking statements.

Contacts:

Rick Carlson, Chief Executive Officer

Dick Thon, Chief Financial Officer

(952) 476-9093